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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                          Peoples Financial Corporation
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             (Exact name of registrant as specified in its charter)

          Mississippi                                  64-0709834
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

Howard and Lameuse Avenues, Biloxi, Mississippi                      39530
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(Address of principal executive offices)                           (Zip Code)

                                  228-435-5511
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               Registrant's telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
Title of each class to be so registered      class is to be registered
-----------------------------------------    ----------------------------------
None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                            Common, $ 1.00 par value
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                                (Title of class)





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ITEM 1. BUSINESS.

Information describing Registrant's business was included in Part I, Item 1, of the Form 10-K for the fiscal year ended December 31, 1998, which was filed by the Registrant with the Commission on March 24, 1999, and is incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION.

The required financial information was included in the "Five Year Comparative Summary of Selected Financial Information" on page 9 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 10 - 16 of the 1998 Annual Report to Shareholders, which was filed as
Exhibit 13 to the Form 10-K for the fiscal year ended December 31, 1998. A copy of the 1998 Annual Report to Shareholders was filed by the Registrant with the Commission on March 24, 1999, and is incorporated herein by reference.


ITEM 3. PROPERTIES.

The principal properties of the Registrant are its 13 business locations, including the Main Office, which is located at 152 Lameuse Street, in Biloxi, MS. All such properties are owned by the Registrant. The operations center is subject to a mortgage from the Small Business Administration. This mortgage is due to mature in 2004. The address of the Main Office and branch locations are listed on page 44 of the 1998 Annual Report to Shareholders, a copy of which was filed as Exhibit 13 to the Form 10-K for the fiscal year ended December 31, 1998, which was filed by the Registrant with the Commission on March 24, 1999, and is incorporated herein by reference.


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The Security Ownership of Management and the Five Percent (5%) Beneficial Ownership is reflected in Sections III and IV of the Proxy Statement in connection with the Annual Meeting of Shareholders to be held April 14, 1999, a copy of which was filed by the Registrant in definitive form with the Commission on March 9, 1999, and is incorporated herein by reference.


ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

A listing of the directors and executive officers of the Registrant is reflected in Sections II and VIII of the Proxy Statement in connection with the Annual Meeting of Shareholders to be held April 14, 1999, a copy of which was filed by the Registrant in definitive form with the Commission on March 9, 1999, and is incorporated herein by reference.





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ITEM 6. EXECUTIVE COMPENSATION.

A listing of the compensation of Registrants' executive officers is reflected in
Section V of the Proxy Statement in connection with the Annual Meeting of Shareholders to be held April 14, 1999, a copy of which was filed by the Registrant in definitive form with the Commission on March 9, 1999, and is incorporated herein by reference.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The required information is detailed in Sections V, VI, VII and VIII of the Proxy Statement in connection with the Annual Meeting of Shareholders to be held April 14, 1999, a copy of which was filed by the Registrant in definitive form with the Commission on March 9, 1999, and is incorporated herein by reference.


ITEM 8. LEGAL PROCEEDINGS.

Information relating to any legal proceedings involving the Registrant are included in Note J to the Consolidated Financial Statements included in the 1998 Annual Report to Shareholders, a copy of which was filed as Exhibit 13 to the Form 10-K for the fiscal year ended December 31, 1998, which was filed by the Registrant with the Commission on March 24, 1999, and is incorporated herein by reference.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Information concerning Registrant's common equity was provided on page 2 of the 1998 Annual Report, which was filed as Exhibit 13 to the Form 10-K for the fiscal year ended December 31, 1998, a copy of which was filed by the Registrant with the Commission on March 24, 1999, and is incorporated herein by reference.


ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The Registrant has not issued any of its securities during the last three years.










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ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities being registered by the Registrant are common stock, with a $1.00 par value and no current dividend rights. The voting rights are stipulated in
Article II, Sections 2.10, 2.11 and 2.12 of the By Laws of the Company which are incorporated herein by reference. Stockholder approval rights with respect to tender offers are outlined in Article II, Section 2.15, of the By Laws of the Company which are incorporated herein by reference.


ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of the By Laws of the Registrant details the indemnification of the directors and officers of the Registrant and is incorporated herein by reference.


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The following financial statements and supplementary data of the Registrant appear on pages 16 - 42 of the 1998 Annual Report, a copy of which was filed as
Exhibit 13 of Form 10-K for the fiscal year ended December 31, 1998, which was filed by the Registrant with the Commission on March 24, 1999, and are incorporated herein by reference:

Summary of Quarterly Results of Operations on page 16

Consolidated Statements of Condition on pages 17 - 18

Consolidated Statements of Income on page 19

Consolidated Statements of Shareholders' Equity on pages 20 - 21

Consolidated Statements of Cash Flows on page 22

Notes to Consolidated Financial Statements on pages 23 - 41

Independent Auditors' Report on page 42


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) 1. Index to Financial Statements:


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           See Item 13.

(a) 2. Index of Financial Schedules:

All other schedules have been omitted as not applicable or not required or because the information has been included in the financial statements or applicable notes.

(a) 3. Index of Exhibits:


                                                         Incorporated
                                                         by Reference                                        Exhibit
                                                         to Registration        Form                         Number
                                                         or File                of           Date of         in
               Description                               Number                 Report       Report          Report
               ----------------------------------------- ---------------------  ------------ --------------  -------------
(3.1)          Articles of Incorporation *

(3.2)          By-Laws *

(10.1)         Description of Automobile Plan            33-15595               10-K         12/31/88        10.1

(10.2)         Description of Directors'                 33-15595               10-K         12/31/88        10.2
               Deferred Income Plan

(10.3)         Description of Executive                  33-15595               10-K         12/31/88        10.3
               Supplemental Plan

(10.4)         Split-Dollar Insurance                    33-15595               10-K         12/31/93        10.4
               Agreement

(10.5)         Deferred Compensation Plan                33-15595               10-K         12/31/93        10.5

(13)           Annual Report to Shareholders             2-98268                10-K         12/31/98        13
               for year ended December 31,
               1998

(21)           Proxy Statement for Annual
               Meeting of Shareholders to be
               held April 14, 1999

(22)           Subsidiaries of the registrant            33-15595               10-K         12/31/88        22

(23)           Consent of Certified Public               2-98268                10-K         12/31/98        23
               Accountants

(27)           Financial Data Schedule *


* Filed herewith.

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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                          Peoples Financial Corporation
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                                  (Registrant)

                                   Date      April 13, 1999
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                                     By     /s/ Chevis C. Swetman
                                        ----------------------------------------
                                                      Chevis C. Swetman

                                                    Chairman of the Board

                                 EXHIBIT INDEX


                                                         Incorporated
                                                         by Reference                                        Exhibit
                                                         to Registration        Form                         Number
                                                         or File                of           Date of         in
               Description                               Number                 Report       Report          Report
               ----------------------------------------- ---------------------  ------------ --------------  -------------
(3.1)          Articles of Incorporation *

(3.2)          By-Laws *

(10.1)         Description of Automobile Plan            33-15595               10-K         12/31/88        10.1

(10.2)         Description of Directors'                 33-15595               10-K         12/31/88        10.2
               Deferred Income Plan

(10.3)         Description of Executive                  33-15595               10-K         12/31/88        10.3
               Supplemental Plan

(10.4)         Split-Dollar Insurance                    33-15595               10-K         12/31/93        10.4
               Agreement

(10.5)         Deferred Compensation Plan                33-15595               10-K         12/31/93        10.5

(13)           Annual Report to Shareholders             2-98268                10-K         12/31/98        13
               for year ended December 31,
               1998

(21)           Proxy Statement for Annual
               Meeting of Shareholders to be
               held April 14, 1999

(22)           Subsidiaries of the registrant            33-15595               10-K         12/31/88        22

(23)           Consent of Certified Public               2-98268                10-K         12/31/98        23
               Accountants

(27)           Financial Data Schedule *


* Filed herewith.